Exhibit 10.5

June 30, 2006

Alfred S. Chuang

Chairman of the Board,

Chief Executive Officer and President

Dear Alfred:

The purpose of this letter is to summarize the compensation and other benefits recommended by the Compensation Committee and approved by the Board of Directors in connection with your continued employment as Chairman of the Board, Chief Executive Officer and President of BEA Systems, Inc. Except at otherwise noted, these items apply to the Company’s 2007 fiscal year, beginning February 1, 2006. These items will be paid and/or awarded consistent with the Company’s usual and customary practices, procedures and approval requirements:

•	Cash Compensation
o	Base Salary: $900,000, effective May 1, 2006;
o	Target Bonus: 100% of base salary;
o	Special Performance Bonus for FY2006 performance: $200,000.
•	Equity Compensation
o	Options: 700,000 to be granted in accordance with the Company’s 1997 Stock Incentive Plan and standard form of option agreement;
o	Restricted Stock Units: 233,000 shares to be granted in accordance with the Company’s 1997 Stock Incentive Plan and standard form of restricted stock unit agreement, with 25% annual vesting.
•	Perquisites
o	Reimbursement for Tax/Financial/Estate Planning Assistance: Up to $10,000;
o	Reimbursement for Air Travel: Business-related travel only, consistent with Company policy;
o

Use of Company Car/Driver and Related Expenses: For business and/or personal use consistent with past practices, provided that you will be responsible for all tax consequences resulting from any imputed income attributable to personal use in accordance with applicable tax rules;

o	Physical Exam: Consistent with past practices.

•	Other Benefits (e.g., medical, dental, 401(k), vacation, etc.): You will be permitted to participate in the Company’s standard executive and employee benefit plans and programs.
•

At-Will Employment: Your employment is and will continue to be “at-will.” As a result, in the event your employment terminates for any reason, you will not be entitled to any severance, accelerated vesting or other benefits, except as may be provided under the Company’s existing plans and programs or as agreed to at the time. However, your Amended and Restated Employment Agreement of November 2003 remains in effect and is not changed or modified by this letter.

        If you have any questions, please do not hesitate to call me.

Very truly yours,

BEA Systems, Inc.

____________________________________

Richard T. Schlosberg

Chairman, Compensation Committee

Board of Directors

I understand and agree to the terms outlined in this letter.

                                                                                                    Alfred S. Chuang

            Date